Exhibit 10.49

TRIPLE NET OFFICE LEASE AGREEMENT

THIS TRIPLE NET OFFICE LEASE AGREEMENT (this “Lease”) is made and entered into on this 1st day of May, 2017, by and between BIOS Real Estate Company, LLC, a Tennessee limited liability company, (“Landlord”), and Franklin Synergy Bank, a Tennessee corporation (“Tenant”).

1. Leased Premises.

a. Subject to and upon the terms hereinafter set forth, and in consideration of the sum of Ten Dollars ($10.00) and the mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, Landlord does hereby lease and demise to Tenant, and Tenant does hereby lease and take from Landlord, that certain improved real property municipally known as 101 SE Parkway, Suite 100, Franklin, TN 37064 located in Williamson, Tennessee, consisting of 3,872 +/- rentable square feet and more particularly described in Exhibit A attached hereto (the Premises”).

b. Tenant’s taking possession of the Premises or any portion thereof shall be conclusive evidence against Tenant that such portion of the Premises was then in good order and satisfactory condition. Except to the extent expressly set forth in this Lease, Tenant acknowledges that no promise by or on behalf of Landlord, any of Landlord’s beneficiaries, or any of their respective agents, partners or employees to alter, remodel, improve, repair, decorate or clean the Premises has been made to or relied upon by Tenant, and that no representation respecting the condition of the Premises by or on behalf of Landlord, any of Landlord’s beneficiaries, or any of their respective agents, partners or employees has been made to or relied upon by Tenant.

2. Term. Subject to and upon the terms and conditions set forth herein, or in any exhibit hereto, the term (together with any extensions or renewals thereof, the “Term”) of this Lease shall commence on the Commencement Date (defined below) and shall expire sixty months (60) after the Commencement Date. “Commencement Date” shall mean the date Tenant begins its business operations in the Premises but in no event later than 30 days after Landlord delivers possession of the Premises to Tenant by Landlord giving Tenant written notice. The Commencement Date shall be set forth in a Commencement Agreement, identical in the form to that attached hereto as Exhibit B and executed by Landlord and Tenant. If Tenant elects to sell to another banking corporation prior to the commencement of the lease, the new banking corporation shall assume all the conditions and terms of this lease.

3. Use. The Premises are to be used and occupied solely for the purpose of providing banking and financial services and office space and for any other lawful use, but for no unlawful purpose. Tenant shall not use or allow the Premises to be used for any improper, immoral, disreputable or objectionable purpose, and Tenant shall not cause, maintain or permit any nuisance or waste in, on or about the Premises. Without limitation of the foregoing, in no event shall Tenant use or permit the use of all or any portion of the Premises (i) as and/or for sleeping quarters and/or lodging or (ii) for any unlawful purpose of any kind whatsoever and howsoever arising.

4. Rent.

a. Commencing on the Commencement Date and continuing thereafter throughout the full Term of this Lease, Tenant hereby agrees to pay the annual Base Rental (defined and set forth below) and Additional Rental (defined below). The Base Rental shall be due and payable in advance in twelve equal monthly installments on the first day of each calendar month at Landlord’s address as provided herein (or such other address as may be designated by Landlord from time to time). If the Commencement Date is other than the first day of a calendar month or if this Lease expires on other than the last day of a calendar month, then the installments of Base Rental for such month or months shall be prorated.

“Base Rental” shall mean the amount of rent due to Landlord per square foot as set forth Below:

YEAR:	Price per Square Foot	Monthly Rent	Annual Rent
1-3	$21.00	$6,766.00	$81,312.00
4	$21.42	$6,911.52	$82,938.24
5	$21.85	$7,050.26	$84,603.20

b. All sums other than Base Rental due Landlord under this Lease (including, without limitation, amounts reimbursed to Landlord or for which Tenant must indemnify Landlord, late fees, and attorney fees and costs) shall be additional rental (“Additional Rental”). Base Rental and Additional Rental collectively are referred to as “Rental” or “Rent”.

c. Tenant hereby agrees to pay to Landlord first month’s Base Rental on the day this Lease is executed by Tenant.

5. Renewal Options.

a. Tenant shall have the right and option to renew the Lease (“Renewal Option”) for two (2) successive renewal periods of two (2) years each (each, an “Option Term”); provided, however, the Renewal Option is contingent upon the following: (i) there is not an Event of Default beyond all applicable cure period(s) at the time Tenant gives Landlord notice of Tenant’s intention to exercise the Renewal Option or at the expiration of the current Term; (ii) no event has occurred that upon notice or the passage of time would constitute an Event of Default, unless Landlord has given notice of default and Tenant is diligently attempting to cure such event; and (iii) Tenant is occupying the Premises. Following expiration of the final Option Term allowable hereunder, absent Landlord’s consent, Tenant shall have no further right to renew the Lease pursuant to this Section 5.

b. Tenant shall exercise the Renewal Option by giving Landlord notice at least one hundred twenty (120) days prior to the expiration of the current Term. If Tenant fails to give notice to Landlord prior to the 120-day period, then Tenant shall forfeit the Renewal Option. If Tenant exercises the Renewal Option, then during the Option Term, Landlord and Tenant’s respective rights, duties and obligations shall be governed by the terms and conditions of the Lease, except as provided otherwise in this Section. Time is of the essence in exercising the Renewal Option.

c. The Base Rental for the First Option Term shall be calculated by taking the Rent for the previous term and increasing same be Two Percent (2%). The Base Rental for the Second Option Term shall be calculated by taking the rent for the First Option Term and increasing same by Two Percent (2%).

6. Utilities and Service. Tenant shall pay, when due, all charges for gas, water, electricity and any and all other utility services used upon the Premises during the Term and any holdover period, including, without limitation, all tap, connection and/or meter fees and deposits.

7. Security Deposit. Landlord hereby waives the requirement of a security deposit.

8. Keys and Locks. Landlord shall furnish Tenant with two (2) keys for each standard lockset on code required doors entering the Premises from public areas. Additional keys will be Tenant’s responsibility and at Tenant’s expense. All such keys shall remain the property of Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to any locks on doors entering or within the Premises, and give to Landlord the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Premises.

9. Parking. Parking spaces for Tenant’s use shall be those provided by the Owners Association as a part of the common parking area.

10. Entry for Repairs and Inspection. Upon reasonable prior notice from Landlord. Tenant shall permit Landlord and its contractors, agents or representatives to enter into and upon any part of the Premises during reasonable hours to inspect the same; perform maintenance and make repairs, replacements or improvements as set forth under this Lease; and for the purpose of showing the Premises to prospective tenants or purchasers. Landlord shall use its reasonable efforts not to interfere materially with the operation of Tenant’s business during any such entry.

11. Laws and Regulations: Encumbrances. Tenant shall comply with, and Tenant shall cause its employees, contractors and agents to comply with, and shall use its best efforts to cause its visitors and invitees to comply with the following, to the extent Tenant has been made aware thereof: (i) all laws, ordinances, orders, rules and regulations of all state, federal, municipal and other governmental or judicial agencies or bodies relating to the use, condition or occupancy of the Premises; and (ii) all recorded easements, operating agreements, parking agreements, declarations, covenants and instruments encumbering the Premises. Copies of all documents described above must be provided to Tenant by Landlord upon Landlord receiving written request from Tenant for the specific documents. Landlord warrants that to Landlord’s knowledge, no such ordinances or other matters of record prohibit Tenant’s use of the Premises as a branch banking facility.

12. Hazardous Substances. Tenant shall comply, at its sole cost and expense, with all laws, ordinances, orders, rules and regulations of all state, federal, municipal and other governmental or judicial agencies or bodies relating to the protection of public health, safety, welfare or the environment (collectively, “Environmental Laws”) in the use, occupancy and operation of the Premises. Tenant agrees that no Hazardous Substances (defined below) shall be used, located, stored or processed on the Premises by Tenant or any of its agents, employees, contractors, assigns, subtenants, guest or invitees, and no Hazardous Substances will be released or discharged from the Premises. The term “Hazardous Substances” shall mean and include all hazardous and toxic substances, waste or materials, any pollutant or contaminant, including, without limitation, PCB’s, asbestos and raw materials that include hazardous constituents or any other similar substances or materials that are now or hereafter included under or regulated by any Environmental Laws or that would pose a health, safety or environmental hazard. Tenant hereby agrees to indemnify, defend and hold harmless Landlord from and against any and all losses, liabilities (including, but not limited to, strict liability), damages, injuries, expenses (including, but not limited to, court costs, litigation expenses, reasonable attorneys” fees and costs of settlement or judgment), suits and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in or the escape, leakage, spillage, discharge, emission or release from the Premises of any Hazardous Substances by Tenant or any of its agents, employees, contractors, assigns, subtenants, guest or invitees. Tenant shall not be responsible for any Hazardous Substances located on the Premises prior to the date Landlord delivers the Premises to Tenant.

13. Taxes and Assessments.

a. Tenant shall pay all taxes, license fees, and special charges and assessments levied by any taxing authorities against personal property which Tenant owns and/or uses within, upon, or about the Premises, or by reason of the conduct and operation of its business thereon, including, without limitation, any special assessments or charges for water and/or sewers.

b. Tenant shall also pay any and all ad valorem real estate taxes on the Premises and any personal property taxes assessable on any personal property located on the Premises on or before the same are due to the taxing authority. Landlord shall forward all ad valorem tax bills for the Premises to Tenant immediately upon receipt. Landlord shall have the right to pay such taxes before they become delinquent if Tenant has not paid as required under this Lease, and such payment on Tenant’s behalf shall be immediately payable to Landlord by Tenant as Additional Rental.

c. Notwithstanding the foregoing, Tenant shall have no obligation under this Lease to pay: (i) income, profits, intangible, documentary stamps, franchise, corporate, capital stock, succession, estate, gift or inheritance taxes; (ii) any assessment or additional tax associated with a change in ownership of the Premises; or (iii) governmentally imposed “impact fees” related to further improvement of the Premises, including, but not limited to, the widening of exterior roads, the installation of or connection to sewer lines, sanitary and storm drainage systems and other utility lines and installations. Annually, Landlord shall provide to Tenant a breakdown of any expenses Landlord has incurred for which Tenant is responsible. Any annual increase in same shall not exceed Ten Percent (10%) per annum.

d. Tenant shall indemnify Landlord against all taxes (on personal property and real property), licenses fees, special charges and assessments paid for by Landlord on Tenant’s behalf, and Tenant shall indemnify Landlord against all costs and expenses (including its reasonable attorney fees) in connection with same. Amounts due Landlord hereunder shall be Additional Rental.

e. Tenant may at its sole cost and expense, and in its own name and/or in the name of Landlord, dispute and contest any of the above-described taxes, license fees, special charges, assessments and/or ad valorem real estate taxes by appropriate proceedings diligently conducted in good faith, but only after Tenant has deposited with Landlord or with an applicable competent authority, in Tenant’s reasonable discretion, the amount so contested and unpaid which shall be held by Landlord (if Landlord is so chosen to hold such deposited funds) in an interest-bearing account until the termination of the proceedings, at which time the amount deposited shall be applied by Landlord toward the payment of the items held valid (plus any court costs, interest, penalties and other liabilities associated with the proceedings), and Tenant’s share of any excess shall be returned to Tenant. Tenant shall indemnify, defend and hold harmless Landlord from and against any cost, damage or expense, including the reasonable attorney’s fees, actually and reasonably incurred by Landlord, as Additional Rental, in connection with any such proceedings.

14. Leasehold Improvements.

a. Subject to Landlord cleaning all carpets and flooring, replacing damaged ceiling tiles, repairing damaged drywall and ensuring that all light fixtures are working properly and replacing any necessary light bulbs, Tenant accepts the same “AS IS” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements except as expressly set forth in this Lease. ADDITIONALLY, EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE, LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASEHOLD IMPROVEMENTS, AND ALL IMPLIED WARRANTIES WITH RESPECT TO THE PREMISES, INCLUDING WITHOUT LIMITATION THOSE OF SUITABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY NEGATED AND WAIVED.

b. Tenant agrees that it will make no exterior or structural alterations or additions to the Premises nor post or attach or affix to the exterior of the Premises, air conditioners or other objects without memorializing such proposed alterations, attachments, or fixtures in a Tenant work letter (in form acceptable to Landlord) and obtaining Landlord’s prior written consent to same. Notwithstanding the foregoing, Tenant shall have the right to make interior, non-structural alterations to the Premises without Landlord’s consent, so long as such alterations do not (i) affect the structure or electrical, plumbing, or mechanical systems of the Premises; or (ii) decrease the value of the Premises. Tenant shall be responsible for the cost of such alterations. Tenant shall have the right to install its trade fixtures and equipment in, upon and about the Premises; provided, however, that Tenant shall remove the same on or before the expiration of this Lease, and if so requested by Landlord, promptly after any termination of this Lease; and provided, further, that Tenant shall promptly thereafter repair all damage caused to the Premises by reason of such installation or removal. Tenant shall have the right to erect exterior signage on the property, at Tenant’s sole expense, subject to the rules and regulations of the Owners Association and any governing bodies.

c. Tenant shall indemnify and hold Landlord harmless from and against all costs (including reasonable attorneys’ fees and costs of suit), losses, liabilities, or causes of action arising out of or relating to any alterations, additions or improvements made by Tenant to the Premises, including, but not limited to, work not completed in a workmanlike manner and any contractor’s, mechanics’ or materialman’s liens asserted in connection therewith. This indemnification obligation shall survive the Term of this Lease.

d. Should any contractor’s, mechanic’s or other liens be filed against any portion of the Premises by reason of Tenant’s acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within thirty (30) days after notice by Landlord. If Tenant shall fail to cancel or discharge said lien or liens, within said thirty (30) day period, Landlord may, at its sole option, cancel or discharge the same and upon Landlord’s demand, Tenant shall promptly reimburse Landlord for all reasonable costs incurred in canceling or discharging such liens, including its reasonable attorney fees in connection with same.

15. Maintenance and Repairs to the Premises. Tenant shall make and pay its pro rata share for any and all repairs or replacements to any and all portions of the interior of the Premises which are necessary to keep the same in a good state of repair or condition, such as, but not limited to, all fixtures, furnishings, lighting, air conditioning, plumbing, heating, electrical, floors, walls, ventilation systems, and any and all other parts of the building or other portions of the Premises. Tenant shall perform all maintenance, repairs, replacements and improvements required by any governmental law, ordination, rule or regulation. Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to construct or install any item that is capital in nature, unless the need for such installation or construction is caused by Tenant’s negligence or willful misconduct. Without limiting Tenant’s maintenance and repair obligations hereunder, in the event Tenant fails to commence, within ten (10) days after written notice from Landlord to Tenant, or to diligently complete, any maintenance, repairs, replacements or improvements necessitated by Tenant’s negligence or willful conduct, or necessitated by Tenant’s waste of the Premises, Landlord may, at its option, perform any such maintenance, repairs, replacements or improvements deemed necessary by Landlord, and Tenant shall pay to Landlord on demand Landlord’s cost thereof as Additional Rental. As used in this Section 15, any requirement to maintain the Premises in a “good state of repair or condition” shall mean maintenance of the Premises in as good a condition as existed upon the initial completion of the improvements on the Premises, reasonable wear and tear and damage by casualty excepted. Landlord shall maintain the exterior of the building in conjunction with, and in accordance with the rules, requirements and regulations of the Owners Association.

16. Condemnation. If all or substantially all of the Premises, or such portion of the Premises as would render, in Landlord’s reasonable judgment, the continuance of Tenant’s business from the Premises impracticable, shall be permanently taken or condemned for any public purpose, then Landlord or Tenant may terminate this Lease. If less than all or substantially all of the Premises shall be taken, then Landlord shall have the option of terminating this Lease by written notice to Tenant within ten (10) days following the date of such condemnation or taking. If this Lease is terminated as provided above, this Lease shall cease and expire as of the date of the taking. In the event that this Lease is not terminated and a portion of the Premises is taken, Tenant shall pay the Base Rental and Additional Rental up to the date of the taking, and this Lease shall thereupon cease and terminate with respect to the portion of the Premises so taken. Thereafter the Base Rental and Additional Rental shall be adjusted on an equitable basis. If this Lease is not terminated, Landlord shall promptly repair the Premises’ building to an architectural unit, fit for Tenant’s occupancy and business; provided, however, that Landlord’s obligation to repair hereunder shall be limited to the extent of the net proceeds from such taking made available to Landlord for such repair. However, in the event such proceeds are not sufficient to restore the Premises to a condition reasonably suitable for the operation of Tenant’s business, Tenant may terminate this Lease, at the time Landlord notifies Tenant of the extent to which the Premises will be restored. In the event of any temporary taking or condemnation for any public purpose of the Premises or any portion thereof, this Lease shall continue in full force and effect except that Base Rental and Additional Rental shall be adjusted on an equitable basis for the period of such taking, and Landlord shall be under no obligation to make any repairs or alterations. In the event of any taking of the Premises, Tenant hereby assigns to Landlord the value of all or any portion of the unexpired term of the Lease and all leasehold improvements, and Tenant shall not assert a claim for a condemnation award therefor; provided, however, Tenant may pursue a separate award from the condemning authority for (a) relocation and moving expenses, and (b) compensation for loss of Tenant’s business.

17. Fire or Casualty. If the building or any improvement on the Premises shall be damaged in any way, in whole or in part, or rendered untenantable by fire or other casualty, Landlord shall restore the building to its original condition. Rent shall not abate or be reduced following any casualty loss or during any period of restoration. It shall be Tenant’s responsibility to obtain business interruption insurance coverage to insure against any loss Tenant may suffer as a result of any casualty damage to the Premises as well as Tenant’s inability to use all or any part of the Premises as a result of such casualty.

18. Insurance.

a. Liability Insurance. Tenant shall, during the entire term hereof keep in full force and effect a policy or policies of public liability, personal and property damage insurance with respect to the Premises, in which the limits shall be not less than $2,000,000 in the aggregate, and $1,000,000 per occurrence. Such amounts shall be increased every three (3) years based on any increase in the Consumer Price Index-All Urban during such 3-year period. The policies shall name Landlord and any lender of Landlord as an additional insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving all additional insureds thirty (30) days’ prior written notice. The insurance shall be with an insurance company licensed to do business in Tennessee, and a copy of the policy, or a certificate of insurance together with proof of premium payment, shall be delivered to Landlord initially and at each renewal hereof.

b. Fire and Casualty Insurance. Landlord agrees to keep in full force and effect a policy or policies or broad form, all risk coverage insurance, in amounts not less than eighty percent (80%) of the reasonable reproduction or replacement value of the Premises improvements (including all buildings and structures thereon, and all portions thereof), determined annually, and with no reduction for depreciation, use, wear and tear. Landlord shall obtain at least three (3) separate bids for such insurance (which bids shall be for the same coverage and on comparable terms and conditions), and the least expensive policy shall be selected. With respect to damage or destruction of Premises improvements, which damage or destruction is covered, in whole or in part, by insurance, it is agreed that the proceeds from such insurance which are paid to Landlord shall be used and applied exclusively for the purpose of making replacements or repairs. If such proceeds which are paid to Landlord are insufficient therefor, Landlord will provide the deficiency, it being the intent of the parties hereto that Landlord shall have the obligation to rebuild, reconstruct or replace the Premises improvements damaged or destroyed by fire or other casualty with improvements of equal value, whether such casualty shall be insured or not insured against, and whether the proceeds of any such insurance are paid to Landlord. The insurance shall be with a good and A-rated insurance company licensed to do business in Tennessee, and a copy of the policy, or a certificate of insurance together with proof of premium payment, shall be delivered to Tenant initially and at each renewal thereof. For the first calendar year of the Term, Tenant shall pay to Landlord, on or before the Commencement Date, the total cost of such fire and casualty insurance for such period of time. For calendar years following the first calendar year of the Term, Tenant shall pay to Landlord, in advance of such calendar year, Landlord’s total estimated cost of such fire and casualty insurance for such upcoming calendar year. Within one hundred twenty (120) days following the expiration of each calendar year, the estimated cost of such fire and casualty insurance shall be reconciled against the actual cost of such insurance, and any deficiency shall be payable by Tenant to Landlord within ten (10) days following demand. If such reconciliation reveals an overpayment by Tenant, such excess shall be credited against the next installment of Rent due hereunder or, if the Term has then expired, such excess shall be refunded to Tenant within ten (10) days following demand. All amounts due Landlord under this section shall be Additional Rental.

19. Damages from Certain Causes. Landlord shall not be liable or responsible to Tenant for any loss or damage to any properly or person occasioned by theft, fire, act of God, public enemy, riot, strike, insurrection, war, act or omission of any party other than Landlord, any nuisance or interference caused or created by any property owner other than Landlord, requisition or order of governmental body or authority, court order or injunction, or any cause beyond Landlord’s control or for any damage or inconvenience which may arise through repair or alteration of any part of the Premises as required by this Lease.

20. Hold Harmless.

a. Landlord shall not be liable to Tenant, its agents, servants, employees, contractors, customers or invitees for any damage to person or property caused by any act, omission or neglect of Tenant. Without limiting or being limited by any other indemnity in this Lease, but rather in confirmation and furtherance thereof, Tenant agrees to indemnify, defend by counsel reasonably acceptable to Landlord and hold Landlord harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses (including, but not limited to, court costs, reasonable attorneys’ fees and litigation expenses) in connection with injury to or death of any person or damage to or theft, loss or loss of the use of any property occurring in or about the Premises arising from Tenant’s occupancy of the Premises, or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or due to any other act or omission or willful misconduct of Tenant or any of its agents, employees, contractors, assigns, subtenants, guest or invitees.

b. Tenant shall not be liable to Landlord, its agents, servants, employees, contractors, customers or invitees for any damage to person or property caused by any act, omission or neglect of Landlord. Without limiting or being limited by any other indemnity in this Lease, but rather in confirmation and furtherance thereof, Landlord agrees to indemnify, defend by counsel reasonably acceptable to Tenant and hold Tenant harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses (including, but not limited to, court costs, reasonable attorneys’ fees and litigation expenses) in connection with injury to or death of any person or damage to or theft, loss or loss of the use of any property occurring in or about the Premises arising from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease, or due to any other grossly negligent act or omission or willful misconduct of Landlord or any of its agents or employees.

21. Default and Remedies.

a. The occurrence of any of the following shall constitute a default under and breach of this Lease by Tenant (an “Event of Default”):

i)	Failure by Tenant to pay any monetary amounts (including Base Rental and Additional Rental) due hereunder within ten (10) days following written notice of non-payment from Landlord to Tenant;

ii)	Abandonment of the Premises (defined as any period of one hundred and eighty (180) consecutive days without operation of Tenant’s business in the Premises);

iii)	Failure by Tenant to observe or perform any of the covenants in respect of assignment and subletting of this Lease;

iv)	Failure by Tenant to cure forthwith, immediately after receipt of written notice from Landlord, any hazardous condition which Tenant has created or permitted in violation of law or of this Lease;

v)

Failure by Tenant to complete, execute and deliver any instrument or document required to be completed, executed and delivered by Tenant within twenty (20) days after the initial written demand for same to Tenant;

vi)

Failure by Tenant to observe or perform any other non-monetary covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty (30) days after written notice thereof from Landlord to Tenant; provided that such thirty (30) day period shall be extended for the time reasonably required to complete such cure, if such failure cannot reasonably be cured within said thirty (30) day period and Tenant commences to cure such failure within said thirty (30) day period and thereafter diligently and continuously proceeds to cure such failure;

vii)

The levy upon execution or the attachment by legal process of the leasehold interest of Tenant, or the filing or creation of a lien in respect of such leasehold interest, which lien shall not be released or discharged within thirty (30) days from the date of such filing;

viii)

Tenant or any guarantor of Tenant’s obligations under this Lease becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for all or a major part of its property;

ix)

A trustee or receiver is appointed for Tenant, any guarantor of Tenant’s obligations under this Lease or for a major part of either party’s property and is not discharged within sixty (60) days after such appointment;

x)

Any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding for relief under any bankruptcy law or similar law for the relief of debtors, is instituted (A) by Tenant or any guarantor of Tenant’s obligations under this Lease, or (B) against Tenant or any guarantor of Tenant’s obligations under this Lease and is allowed against it or is consented to by it or is not dismissed within sixty (60) days after such institution; or

xi)	Tenant’s repeated failure to observe or perform any of the other covenants, terms or conditions hereof more than three (3) times, in the aggregate, in any period of twelve (12) consecutive months.

b. Upon the occurrence of an Event of Default, Landlord agrees to use reasonable efforts to mitigate its damages, but shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or in equity or by this Lease:

i)

Landlord, with or without terminating this Lease, may immediately or at any time thereafter re-enter the Premises and correct or repair any condition which shall constitute a failure on Tenant’s part to keep, observe, perform, satisfy, or abide by any term, condition, covenant, agreement, or obligation of this Lease, and Tenant shall fully reimburse and compensate Landlord, for Landlord’s actual cost incurred, on demand.

ii)

Landlord, with or without terminating this Lease, may immediately or at any time thereafter demand in writing that Tenant vacate the Premises and thereupon Tenant shall vacate the Premises and remove therefrom all property thereon belonging to or placed on the Premises by, at the direction of, or with consent of Tenant within ten (10) days of receipt by Tenant of such notice from Landlord, whereupon Landlord shall have the right to re-enter and take possession of the Premises.

iii)

Landlord, with or without terminating this Lease, may immediately or at any time thereafter, re-enter the Premises and remove therefrom Tenant and all property belonging to or placed on the Premises by, at the direction of, or with consent of Tenant. Any such re-entry and removal by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.

iv)

Landlord, with or without terminating this Lease, may immediately or at any time thereafter relet the Premises or any part thereof for such time or times, at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, and Landlord may make any alterations or repairs to the Premises which it may deem necessary or proper to facilitate such reletting; and Tenant shall pay all reasonable costs of such reletting; and if this Lease shall not have been terminated, Tenant shall continue to pay all rent and all other charges due under this lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Premises, and thereafter Tenant shall pay monthly during the remainder of the term of this Lease the difference, if any, between the rent and other charges collected from any such subsequent tenant or tenants and the rent and other charges reserved in this Lease, but Tenant shall not be entitled to receive any excess of any such rents collected over the rents reserved herein.

v)

Landlord may immediately or at any time thereafter terminate this Lease, and this Lease shall be deemed to have been terminated upon receipt by Tenant of written notice of such termination; upon such termination Landlord shall recover from Tenant all damages Landlord may suffer by reason of such termination including, without limitation, unamortized sums expended by Landlord for leasing commissions and construction of tenant improvements, all arrearages in rentals, costs, charges, additional rentals, and reimbursements, the cost (including court costs and reasonable attorneys’ fees) of recovering possession of the Premises, the cost of any alteration of or repair to the Premises which is necessary or proper to prepare the same for reletting and, in addition thereto, Landlord at its election shall have and recover from Tenant either (A) an amount equal to the excess, if any, of the total amount of all rents and other charges to be paid by Tenant for the remainder of the term of this Lease over the then reasonable rental value of the Premises for the remainder of the term of this Lease, or (B) the rents and other charges which Landlord would be entitled to receive from Tenant pursuant to the provisions of subsection (iv) if the Lease were not terminated. Such election shall be made by Landlord by serving written notice upon Tenant of its choice of one of the two said alternatives within thirty (30) days of the notice of termination.

vi)

The exercise by Landlord of any one or more of the rights and remedies provided in this Lease shall not prevent the subsequent exercise by Landlord of any one or more of the other rights and remedies herein provided. All remedies provided for in this Lease are cumulative and may, at the election of Landlord, be exercised alternatively, successively, or in any other manner and are in addition to any other rights provided for or allowed by law or in equity.

vii)

No act by Landlord with respect to the Premises shall terminate this Lease, including, but not limited to, acceptance of the keys, institution of an action for detainer or other dispossessory proceedings, it being understood that this Lease may only be terminated by express written notice from Landlord to Tenant, and any reletting of the Premises shall be presumed to be for and on behalf of Tenant, and not Landlord, unless Landlord expressly provides otherwise in writing to Tenant.

(c) In the event Landlord fails to perform any of its obligations under this Lease and such non-performance continues for a period of thirty (30) days following written notice of default from Tenant, Landlord shall be deemed to be in material default of this Lease, and Tenant shall have all remedies available at law, in equity or under this Lease; provided, however, that such thirty (30) day period shall be extended for the time reasonably required to complete such cure, if such failure cannot reasonably be cured within said thirty (30) day period and Landlord commences to cure such failure within said thirty (30) day period and thereafter diligently and continuously proceeds to cure such failure.

22. Late Payments. In the event any installment of any Rental owed by Tenant hereunder is not paid within 10 days, Tenant shall pay a late charge equal to the greater of $100.00 or five percent (5%) of the amount due. The parties agree that such charge is a fair and reasonable estimate of Landlord’s administrative expense incurred on account of late payment. Should Tenant make a partial payment of past due amounts, the amount of such partial payment shall be applied first to reduce all accrued and unpaid late charges, in inverse order of their maturity, and then to reduce all other past due amounts, in inverse order of their maturity.

23. Attorney’s Fees. If either party initiates any action to enforce its rights under this Lease or the terms hereof, the prevailing party shall be entitled to collect from the other party all court costs, reasonable attorneys fees and litigation expenses, including, but not limited to, costs of depositions and expert witnesses, that the prevailing party actually incurs in connection with such action.

24. No Waiver of Rights. No failure or delay of Landlord to exercise any right or power given it herein or to insist upon strict compliance by Tenant of any obligation imposed on it herein and no custom or practice of either party hereto at variance with any term hereof shall constitute a waiver or a modification of the terms hereof by Landlord or any right it has herein to demand strict compliance with the terms hereof by Tenant. No waiver of any right of Landlord or any default by Tenant on one occasion shall operate as a waiver of any of Landlord’s other rights or of any subsequent default by Tenant. No express waiver shall affect any condition, covenant, rule, or regulation other than the one specified in such waiver and then only for the time and in the manner specified in such waiver. No person has or shall have any authority to waive any provision of this Lease unless such waiver is expressly made in writing and signed by an authorized officer of Landlord.

25. Holding Over. In the event of holding over by Tenant after expiration or termination of this Lease without the written consent of Landlord, Tenant shall pay as rent for such holdover period one hundred fifty percent (150%) of the Rental that would have been payable if this Lease had not so terminated or expired). No holding over by Tenant after the term of this Lease shall be construed to extend this Lease, and Tenant shall be deemed a tenant at will, terminable on five (5) days notice from Landlord. In the event of any unauthorized holding over, Tenant shall indemnify Landlord against all claims for damages by any other tenant to whom Landlord shall have leased all or any part of the Premises effective upon the termination of this Lease.

26. Subordination.

a. If this Lease (and all its terms and conditions) shall become subject and subordinate to any mortgages or deeds of trust covering the Premises, whether or not for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, the holder of any such mortgage or deed of trust (any of the foregoing, a “Holder”), shall execute a subordination, non-disturbance and attornment agreement in form and content reasonably acceptable to Tenant and such mortgagee providing (in part) that as long as an event of default on the part of Tenant is not in existence, Tenant shall not be disturbed in its possession of the Premises or have its rights hereunder terminated or modified by such mortgagee, except pursuant to the provisions of this Lease.

b. Tenant agrees that if Landlord defaults in the performance or observance of any covenant or condition of this Lease required to be performed or observed by Landlord hereunder, Tenant will give written notice specifying such default by certified or registered mail, postage prepaid, to any Holder of which Tenant has been notified in writing, and before Tenant exercises any right or remedy which it may have on account of any such default of Landlord, such party shall have the same amount of time as is afforded Landlord to cure such default of Landlord. Whether or not any deed of trust or mortgage is foreclosed, or any Holder succeeds to any interest of Landlord under this Lease, no Holder shall have any liability to Tenant for any security deposit paid to Landlord by Tenant hereunder, unless such security deposit has actually been received by such Holder. No Holder of which Tenant has been notified, in writing, shall be bound by any amendment or modification of this Lease made without the written consent of such Holder, nor shall any such party be liable for any defaults of Landlord under this Lease.

27. Estoppel Certificate. Tenant agrees that, from time to time upon request by Landlord, or any existing or prospective mortgagee or ground lessor, Tenant will complete, execute and deliver a written estoppel certificate certifying (a) that this Lease is unmodified and is in full force and effect (or if there have been modifications, that this Lease, as modified, is in full force and effect and setting forth the modifications); (b) the amounts of the monthly installments of Base Rental, Additional Rental and other sums then required to be paid under this Lease by Tenant; (c) the date to which the Base Rental, Additional Rental and other sums required to be paid under this Lease by Tenant have been paid; (d) that Landlord is not in default under any of the provisions of this Lease, or if in default, the nature thereof in detail and what is required to cure same; and (e) such other information concerning the status of this Lease or the parties’ performance hereunder reasonably requested by Landlord or the party to whom such estoppel certificate is to be addressed.

28. Sublease or Assignment by Tenant.

a. The Tenant shall not, without the Landlord’s prior written consent, (i) assign, convey, mortgage, pledge, encumber, or otherwise transfer (whether voluntarily, by operation of law, or otherwise) this Lease or any interest hereunder; (ii) allow any lien to be placed upon Tenant’s interest hereunder; (iii) sublet the Premises or any part thereof; or (iv) permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant or Tenant’s subsidiaries. Any attempt to consummate any of the foregoing without Landlord’s consent shall be void and of no force or effect. For purposes hereof, the transfer of the ownership or voting rights in a controlling interest of the voting stock of Tenant (if Tenant is a corporation) or the transfer of a general partnership interest or a majority of the limited partnership or membership interest in Tenant (if Tenant is a partnership or limited liability company), at any time throughout the term of this Lease, shall be deemed to be an assignment of this Lease.

b. For any proposed assignment or subletting Tenant shall submit to Landlord a copy of the proposed sublease or assignment, and such additional information concerning the business, reputation and creditworthiness of the proposed sublessee or assignee as shall be sufficient to allow Landlord to form a commercially reasonable judgment with respect thereto. If Landlord approves any proposed sublease or assignment, Landlord may require that any rent or other sums paid by a sublessee or assignee be paid directly to Landlord.

c. Notwithstanding the giving by Landlord of its consent to any subletting, assignment or occupancy as provided hereunder or any language contained in such lease, sublease or assignment to the contrary, unless this Lease is expressly terminated by Landlord, Tenant shall not be relieved of any of Tenant’s obligations or covenants under this Lease and Tenant shall remain fully liable hereunder.

d. Notwithstanding anything in this Lease to the contrary, so long as Tenant remains jointly and severally liable for all of its obligations under this Lease, Tenant shall have the right, without Landlord’s consent, to assign or transfer its interest in this Lease: (i) in connection with a merger or reorganization of Tenant or a sale of all or substantially all of Tenant’s assets (so long as such assignee expressly assumes all of Tenant’s obligations under this Lease in writing); (ii) to an entity wholly or partially owned or controlled by, or under common control with, Tenant, provided that the use of the Premises will be for banking and financial services; general business office use; or any other reputable business activity approved by Landlord in its reasonable discretion.

29. Quiet Enjoyment. Landlord covenants that Tenant shall and may peacefully have, hold and enjoy the Premises free from hindrance by Landlord or any person claiming by, through or under Landlord but subject to the other terms hereof, provided that Tenant pays the Base Rental, Additional Rental, and any other sums herein recited to be paid by Tenant and performs all of Tenant’s covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during the ownership of the Landlord’s interest hereunder.

30. Assignment by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder, in the Premises, and in such event and upon such transfer no further liability or obligation shall thereafter accrue against Landlord hereunder.

31. Limitation of Landlord’s Personal Liability. Tenant specifically agrees to look solely to Landlord’s equity interest in the Premises for the recovery of any monetary judgment against Landlord, it being agreed that Landlord (and its partners, members and shareholders) shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors-in-interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

32. Force Majeure. Landlord and Tenant (except with respect to the payment of Base Rental or Additional Rental or any other monetary obligation under this Lease) shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease when prevented from so doing by a cause or causes beyond the Landlord’s or Tenant’s (as the case may be) control (excluding financial inability to perform), which shall include, without limitation, all labor disputes, governmental regulations or controls, fire or other casually, inability to obtain any material or services, acts of God, or any other cause not within the reasonable control of Landlord or Tenant (as the case may be).

33. Surrender of Premises. Upon the termination of this Lease by lapse of time or otherwise or upon the earlier termination of Tenant’s right of possession, Tenant shall quit and surrender possession of the Premises (including all leasehold improvements made or installed by Tenant or by Landlord) to Landlord, broom clean, in the same condition as upon delivery of possession to Tenant hereunder, normal wear and tear excepted. Before surrendering possession of the Premises, Tenant shall, without expense to Landlord, remove all signs, furnishings, equipment, trade fixtures, merchandise and other personal property installed or placed in the Premises and all debris and rubbish, and Tenant shall repair all damage to Premises resulting from such removal. If Tenant fails to remove any of the signs, furnishings, equipment, trade fixtures, merchandise and other personal property installed or placed in the Premises by the expiration of the Term or earlier termination of this Lease, then Landlord may, at its sole option, (i) deem any or all of such items abandoned and the sole property of Landlord; or (ii) remove any and all such items and dispose of same in any manner. Tenant shall pay Landlord on demand any and all expenses incurred by Landlord in the removal of such items, including, without limitation, the cost of repairing any damage to the Premises caused by such removal and storage charges (if Landlord elects to store such property).

34. Notices. Any notice or other communications required or permitted to be given under this Lease must be in writing and shall be effectively given or delivered if (a) hand delivered to the addresses for Landlord and Tenant stated below, (b) sent by certified or registered United States Mail, return receipt requested, to said addresses, (c) sent by nationally recognized overnight courier (such as Federal Express, UPS Next Day Air or Airborne Express), with all delivery charges paid by the sender and signature required for delivery, to said address; or (d) sent by facsimile to the facsimile numbers for Landlord and Tenant stated below and actually received, as evidenced by facsimile confirmation report, by Landlord or Tenant, as the case may be. Any notice mailed shall be deemed to have been given upon receipt or refusal thereof. Notice effected by hand delivery shall be deemed to have been given at the time of actual delivery. Either party shall have the right to change its address to which notices shall thereafter be sent and the party to whose attention such notice shall be directed by giving the other party notice thereof in accordance with the provisions of this Section.

Landlord:	BIOS Real Estate Company, LLC
Attn.: FINANCE
309 E. Dewey
Sapulpa, OK 74066
Facsimile: 918-227-1481
ap@bioscorp.com

Tenant:	Franklin Synergy Bank
Attn.: Adair Hewett
722 Columbia Avenue
Franklin, TN 37064
Facsimile: adair.hewett@franklinsynergy.com

35. Miscellaneous.

a. This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord, and shall be binding upon and inure to the benefit of Tenant, its successors, and, to the extent assignment may be approved by Landlord hereunder, Tenant’s assigns.

b. All rights and remedies of Landlord and Tenant under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law. This Lease is declared to be a Tennessee contract, and all of the terms hereof shall be construed according to the laws of the State of Tennessee.

c. This Lease may not be altered, changed or amended, except by an instrument in writing executed by all parties hereto.

d. If Tenant is a corporation, partnership, limited liability company or other entity, Tenant warrants that all consents or approvals required of third parties (including but not limited to its Board of Directors, partners or members) for the execution, delivery and performance of this Lease have been obtained and that Tenant has the right and authority to enter into and perform its covenants contained in this Lease.

e. To the extent permitted by applicable law, the parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this lease, the relationship of landlord and tenant, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage. In the event Landlord commences any proceedings for nonpayment of rent or any other amounts payable hereunder, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceeding, unless the failure to raise the same would constitute a waiver thereof. This shall not, however, be construed as a waiver of Tenant’s right to assert such claims in any separate action brought by Tenant.

f. If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

g. Time is of the essence in this Lease.

h. Upon commencement of this Lease, Landlord shall pay Loch Company a commission of 3% of the gross value of the initial term of this Lease.

i. If Tenant comprises more than one person, corporation, partnership, limited liability company or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several.

j. Landlord’s receipt of any monetary amount due hereunder (including Base Rental and Additional Rental) payable by Tenant hereunder with knowledge of the breach of a covenant or agreement contained in this Lease shall not be deemed a waiver of the breach. No acceptance by Landlord of a lesser amount than the full and complete installment of monetary amount due under this Lease (including Base Rental and Additional Rental) which is due shall be considered, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed, an accord and satisfaction. Landlord may accept a check or payment without prejudice to Landlord’s right to recover the balance due or to pursue any other remedy provided in this Lease.

k. Submission of this instrument for examination shall not constitute a reservation of or option to lease the Premises or in any manner bind Landlord, and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant.

l. Any claim, cause of action, liability or obligation arising under the term of this Lease and under the provisions hereof in favor of a party hereto against or obligating the other party hereto and all of Tenant’s indemnification obligations hereunder shall survive the expiration or any earlier termination of this Lease.

IN WITNESS WHEREOF, the parties hereto have executed and sealed this Lease as of the date aforesaid.

LANDLORD:

BIOS REAL ESTATE COMPANY, LLC

By:	/s/ Eddie Miller
Title:	President & CEO

TENANT:

FRANKLIN SYNERGY BANK

By:	/s/ Kevin Herrington
Title:	EVP, COO

EXHIBIT A

Description of Premises

All that tract or parcel of land in Williamson County, Tennessee, and being more particularly described as follows:

EXHIBIT “A”

TO COMMERCIAL LISTING / LEASING AGREEMENT

LEGAL DESCRIPTION

[Insert legal description]

1

LAND in Williamson County, Tennessee, being Unit No. 100 of Keystone Center
Condominiums, a horizontal property regime established pursuant to the provisions of the
Tennessee Horizontal Property Act (Tennessee Code Annotated Sections 66-27-101 through
66-27-123) and the provisions of the Master Deed for Keystone Center Condominiums of record in
Book 4103, pages 453-505, Register’s Office for Williamson County, Tennessee, the exact description of said property is more clearly displayed in Book 4103, page 490 of said county, said Unit contains 4620 sq ft, including without limitation the by-laws appended thereto of record in Book 4103, pages 453-505, said Register’s Office (collectively the “Master Deed”), to which Master Deed reference is here made for a more complete and accurate description of said unit.
Together with the undivided percentage interest in the Common Elements (as defined in the
Master Deed) appertaining to said unit and all other rights, powers, privileges and interests appertaining to said unit pursuant to the Master Deed.
Being the same property conveyed to SUNTRUST BANK from CHARLES S. SANGER,
SUCCESSOR TRUSTEE, by deed dated June 1,2012, of record in Book 5607, Page 205, in the
Williamson County Register’s Office.
06900N, 121

2
3
4
5
6
7
8
9
10
11
12
13
14
15
16

17	The party(ies) below have signed and acknowledge receipt of a copy.

18	_	_
19	BUYER/TENANT	BUYER/TENANT

20	By:	By:

21	Title:	Title:

22	Entity:	Entity:

23
24	at o’clock ☐ am/ ☐ pm	at o’clock ☐ am/ ☐ pm
25	Date	Date

26	The party(ies) below have signed and acknowledge receipt of a copy.

27	/s/ Eddie Miller	_
28	SELLER/OWNER Bios Real Est Co. LLC	SELLER/OWNER

29	By: Eddie Miller	By:

30	Title: President & CEO	Title:

31	Entity: Bios Real Estate Co. LLC	Entity:

32	4/24/17 at 10:00 o’clock ☒ am/ ☐ pm	at o’clock ☐ am/ ☐ pm
33	Date	Date

NOTE: This form is provided by TAR to its members for their use in real estate transactions and is to be used as is. By downloading and/or using this form, you agree and covenant not to alter, amend, or edit said form or its contents except as where provided in the blank fields, and agree and acknowledge that any such alteration, amendment or edit of said form is done at your own risk. Use of the TAR logo in conjunction with any form other than standardized forms created by TAR is strictly prohibited. This form is subject to periodic revision and it is the responsibility of the member to use the most recent available form.

This form is copyrighted and may only be used in real estate transactions in which Mr. Thomas Magli is involved as a TAR authorized user. Unauthorized use of the form may result in legal sanctions being brought against the user and should be reported to the Tennessee Association of Realtors® at (615) 321-1477.

Copyright 2015 © Tennessee Association of Realtors®	Version 01/01/2016
CF 507 – Exhibit “A” to Commercial Listing/Leasing Agreement (Legal Description), Page 1 of 1

EXHIBIT B

Form of Commencement Agreement

COMMENCEMENT AGREEMENT

THIS COMMENCEMENT AGREEMENT (this “Agreement”), made and entered into as of this              day of                             , 2017, is by and between BIOS Real Estate Company, LLC, a Tennessee limited liability company, (“Landlord”), and, Franklin Synergy Bank a Tennessee banking corporation (“Tenant”).

A. Tenant and Landlord entered into that certain Triple Net Office Lease Agreement dated                                  (the “Lease”), for certain improved real property municipally known as 101 SE Parkway, Suite 100, Franklin, TN 37064 located in Williamson County, Tennessee, consisting of approximately 3872 +/- rentable square feet, being more particularly described in the Lease; and

B. The parties desire to precisely establish the Commencement Dale as set forth below.

NOW, THEREFORE, in consideration of the mutual and reciprocal promises herein contained, and pursuant to Section 2 of the Lease, Tenant and Landlord hereby agree that the Lease is hereby modified as follows:

1. The term of the Lease by and between Landlord and Tenant actually commenced on July 1st 2017 (the “Commencement Date”).

2. Except as modified and amended by this Agreement, the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be duly executed, as of the day and year first above written.

LANDLORD:	TENANT:

BIOS Real Estate Company, LLC		Franklin Synergy Bank

By:	/s/ Eddie Miller	By:	/s/ Kevin Herrington

Title:	President & CEO	Title:	EVP, COO